Pilgrim America Securities, Inc.                  Return to:
Restatement:  July 17, 1996                       Two Renaissance Square
                                                  40 N. Central Ave., Ste 1200
                                                  Phoenix, AZ 85004-4424

(602) 417-8100 or (800) 334-3444
Selling Group Agreement
Selling Agents Copy
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Broker/Dealer:

As Principal Underwriter and exclusive Selling Agent for each of the investment companies in the Pilgrim America Securities, Inc. group of funds, listed on Appendix "A" hereto and referred to collectively as the "Funds" or individually as the "Fund", we understand that you are a member of the National Association of Securities Dealers, Inc., and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the shares of the Funds on the following terms.

1. N.A.S.D. Rules: Reference is hereby specifically made to the Rules of Fair Practice of the National Association of Securities Dealers, Inc.(the "N.A.S.D. Rules"), which incorporated herein as if set forth in full. It is agreed that all of the requirements of said rules and all other rules or regulations that are now or may become applicable to transactions hereunder, including state "blue sky" laws, will be fully met.
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2. Orders:  An order for shares of any Fund  received from you will be confirmed only at the appropriate offering price applicable to that order, as described in such Fund's then current Prospectus. The procedure relating to orders and the handling thereof will be subject to instructions released by us from time to time. Orders should be transmitted to our office or other offices authorized by us for this purpose. The dealer or his/her customer may, however, mail a completed application with a check payable to the Fund directly to the Fund's shareholder servicing agent for transmission to the Fund's office in Phoenix, Arizona. All orders are subject to acceptance in Phoenix, Arizona, and we as agent for the Funds reserve the right in our sole discretion to reject any order. The minimum initial investment for each Fund is set forth in its then current Prospectus.
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3. Concessions:

(a) Any sales charges and dealers' concessions will be as set forth in the current Prospectus of each Fund.

(b) Where payment is due hereunder, we agree to send payment for dealers' concessions and Plan payments to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

(c) With respect to Funds which impose a Contingent Deferred Sales Charge ("CDSC"), we agree to compensate selling firms at a specified rate as disclosed in each Fund's current prospectus on purchase payments only for those shares which are subject to the CDSC at the time of investment.

(d) We reserve the right to reclaim any commission payment from a broker/dealer if we later determine the CDSC waiver applied at the time of investment.

(e) We reserve the right to modify the CDSC waiver at any time. We will promptly notify each member of the Selling Group of any modification thereto.
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4. Remittance: Remittance by dealers should be made by check or wire, payable to the appropriate Fund (not to us) and sent to the Fund's servicing agent. Stock certificates, if the Fund has a policy of issuing them and where specifically requested, will be delivered only after checks have cleared. Payments must be received promptly pursuant to Article III, Section 26 (m) of the N.A.S.D. Rules, otherwise the right is reserved, without notice, to cancel the sale, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.
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5.  Selling  Group  Activities:  In  addition to  purchasing  shares of any Fund through us as Selling Agent, you shall purchase such shares only from your customers, in which case you shall pay the applicable net asset value determined in accordance with the Fund's then current Prospectus and Statement of Additional Information, less any applicable CDSC, if the Fund imposes a CDSC.

(a) Shares of any Fund may be liquidated by sale thereof to such Fund or to us as Agent for such Fund at the applicable net asset value, less any applicable CDSC, determined in the manner described in its then current Prospectus and Statement of Additional Information. All certificates for shares repurchased must be delivered to us as Agent for the Fund upon settlement. If delivery is not made within ten (10) days from the date of the transaction, the right is reserved, without notice, to cancel the transaction, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.

(b) In no event shall you withhold placing orders so as to profit from such withholding by a change in the net asset value from that used in determining the price to your customer, or otherwise. You shall make no purchases except for the purpose of covering orders received by you and then such purchases must be made only at the applicable offering price (less your concession), or at the net asset value price of a Fund which imposes a CDSC, provided, however, that the foregoing does not prevent the purchase of shares by you for your own bonafide investment. All sales to your customers shall be at the applicable offering prices determined in accordance with the Fund's then current Prospectus.
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6. Refund of Sales Charge:  If the shares of any Fund confirmed to you hereunder are repurchased by such Fund, or by us as Agent for such Fund, or are tendered for liquidation to such Fund, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to such Fund the full concession allowed to you on such sale and we shall forthwith repay to such Fund our share of the sales charge thereon. We shall notify you of such repurchase or redemption within ten (10) days from the day on which the certificate or redemption order is delivered to us or to such Fund.
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7. Representations:  No person is authorized to make any representation relating to the shares of any Fund, except those contained in its then current Prospectus and Statement of Additional Information which you agree to deliver to investors in accordance with applicable regulations and in such information as we may issue as Supplemental Information to such Prospectus and Statement of Additional Information. In ordering shares of any Fund you shall rely solely and conclusively on the representations contained in its then current Prospectus, Statement of Additional Information, and Supplemental Information, if any, additional copies of which are and will be available on request. In no transaction shall you have any authority whatever to act as agent for any Fund, or for us, or for any other distributor, and nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or any Fund the agent of the other.
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8.  Modification  and  Termination:  We reserve the right, in our discretion and without notice to you or to any distributor, to suspend sales, to withdraw any offering, to change the offering prices or to modify or cancel this Agreement (including the provision for Plan payments described in Section 3) which shall be construed in accordance with the laws of the State of Arizona. This agreement may be canceled at any time by you upon thirty (30) days written notice.
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9.  Investors  Account  Instructions:  If an investor's  account is  established without the investor signing the application form, the dealer represents that the instructions relating to the registration (including the investor's tax identification number) and selected options furnished to the Fund (whether on the application form, in some other document, or orally) are in accordance with the investor's instructions, and the dealer agrees to indemnify the Fund, its transfer agent, shareholder servicing agent, and us for any loss or liability resulting from acting upon such instructions. We agree to hold harmless and indemnify you for any loss or liability arising out of our negligence in processing such instructions.
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10. Acceptance of Terms: If the foregoing  completely expresses the terms of the
Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earlier of our receipt of a signed copy hereof or the first order placed by you for any of the Fund's shares, which order shall constitute acceptance of this Agreement. This Agreement shall supersede all prior Selling Group Agreements relating to the shares of any of the Funds. All amendments to this Agreement, including any changes made pursuant to Appendix "A" shall take effect as of the date or the first order placed by you for any of the Funds shares after the date set forth in the notice of amendment sent to you by the undersigned.
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Dealer's Acceptance

_______________________________              Pilgrim America Securities, Inc.
Firm Name

_______________________________
Address

_______________________________

_______________________________
Phone Number
                                             By___________________________


By_____________________________
   Authorized Officer Signature

By_____________________________
   Authorized Officer Name &
   Title--Please Print

Date___________________19____

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                         PILGRIM AMERICA GROUP OF FUNDS


                                                                   NASDAQ
 FUND                                              CUSIP #         SYMBOL

 PILGRIM AMERICA MAGNACAP FUND

 CLASS A                                          720901 10 7       PMCFX
 CLASS B                                          720901 20 6       PMGBX
 CLASS M                                          720901 30 5       PMCMX

 PILGRIM AMERICA HIGH YIELD FUND

 CLASS A                                          720901 40 4       PIHYX
 CLASS B                                          720901 50 3       PIHBX
 CLASS M                                          720901 60 2       PIHMX

 PILGRIM GOVERNMENT SECURITIES INCOME FUND

 CLASS A                                          720902 10 5       PGMAX
 CLASS B                                          720902 20 4       PGBMX
 CLASS M                                          720902 30 3       PGMMX

 PILGRIM AMERICA MASTERS ASIA PACIFIC EQUITY FUND

 CLASS A                                          721429 10 8       PMAAX
 CLASS B                                          721429 20 7       PMBBX
 CLASS M                                          721429 30 6       PMAMX

 PILGRIM AMERICA MASTERS MIDCAP VALUE FUND

 CLASS A                                          721429 40 5       PMVAX
 CLASS B                                          721429 50 4       PMVBX
 CLASS M                                          721429 60 3       PMVMX

 PILGRIM AMERICA MASTERS LARGECAP VALUE FUND

 CLASS A                                          721429 70 2       PLVAX
 CLASS B                                          721429 80 1       PLVBX
 CLASS M                                          721429 88 4       PLVMX

 PILGRIM AMERICA BANK AND THRIFT FUND
 (effective October 20, 1997)

 CLASS A                                          720904101         PBTAX
 CLASS B                                          720904200         PBTBX

 PILGRIM AMERICA GENERAL MONEY MARKET SHARES
                                                  220714 50 5       *

                                                             * TO BE ANNOUNCED